Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock Multi-Asset Income - Passive High Yield Portfolio (BR-INC-
PHY)


The Offering

Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
                                         09-04-2014
Security Type:
                                         BND/CORP

Issuer
Linn Energy, LLC and Linn Energy Finance Corp. (2021)
Selling Underwriter
Barclays Capital Inc.
Affiliated Underwriter(s)
                                         [X] PNC Capital Markets LLC
                                         [ ] Other:
List of Underwriter(s)
Barclays Capital Inc., Scotia Capital (USA) Inc.,
RBC Capital Markets, LLC, Wells Fargo Securities,
LLC, Citigroup Global Markets Inc., Credit
Agricole Corporate and Investment Bank, Goldman,
Sachs & Co., RBS Securities Inc., UBS Securities
LLC, BBVA Securities Inc., BMO Capital Markets
Corp., Capital One Securities, Inc., CIBC World
Markets Corp., Deutsche Bank Securities Inc., DNB
Markets, Inc., ING Financial Markets LLC, SG
Americas Securities, LLC, SunTrust Robinson
Humphrey, Inc., ABN AMRO Securities (USA) LLC, BNP
Paribas Securities Corp., Comerica Securities,
Inc., Fifth Third Securities, Inc., The Huntington
Investment Company, Mizuho Securities USA Inc.,
Natixis Securities Americas LLC, PNC Capital
Markets LLC, SMBC Nikko Securities America, Inc.,
TD Securities (USA) LLC

Transaction Details
Date of Purchase
                                         09-04-2014

Purchase Price/Share(per share / % of par)
                                         $98.619
Total Commission, Spread or Profit
                                         1.75%

1. Aggregate Principal Amount Purchased (a+b)
                                         $20,000,000
a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                         $6,825,000
b. Other BlackRock Clients
                                         $13,175,000
2. Aggregate Principal Amount of Offering
                                         $650,000,000
Fund Ratio
[Divide Sum of #1 by #2] Must be less than 0.25

0.03076

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
                                         [X] YES
                                         [ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
                                         [X] YES
                                         [ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
                                         Dillip Behera
Global Syndicate Team Member

Date
                                         09-08-2014

Approved by:
                                         Betsy Mathews,
                                         Steven DeLaura
                                         Global Syndicate Team Member

Date
                                         09-08-2014